Exhibit 99.1

NEWS RELEASE Investor Contact: Robb Timme, Vice President, Investor Relations 920-491-7059 Media Contact: Jennifer Kaminski, Vice President, Public Relations Senior Manager 920-491-7576

Associated Banc-Corp Reports First Quarter Earnings of $0.40 per common share, or $0.50 per common share excluding $21 million in acquisition related costs1

Earnings per share up 14% from the prior year
GREEN BAY, Wis. -- April 19, 2018 -- Associated Banc-Corp (NYSE: ASB) ("Associated" or "Company") today reported net income available to common equity ("earnings") of $67 million, or $0.40 per common share for the quarter ended March 31, 2018. This compares to net income available to common equity of $54 million, or $0.35 per common share for the quarter ended March 31, 2017.
“The Bank Mutual acquisition was integral to Associated's results in the quarter. With the merger closing on February 1, we added $1.9 billion of loans and $1.8 billion of deposits to our franchise. The integration is going well and we look forward to introducing Bank Mutual customers to Associated's products and services over the next few months," said President and CEO Philip B. Flynn. “In the first quarter, credit dynamics continued to be favorable and fee income increased. Our conversations with customers have been upbeat, and our growth outlook is optimistic."

FIRST QUARTER 2018 SUMMARY (all comparisons to the first quarter of 2017)

•	Average loans of $22.1 billion were up 10%, or $2.0 billion

•	Average deposits of $23.7 billion were up 10%, or $2.2 billion

•	Net interest income of $210 million increased $30 million, or 16%

•	Net interest margin of 2.92% improved 8 basis points from 2.84%

•	Provision for credit losses was zero, down from $9 million

•	Noninterest income of $90 million was up $11 million, or 13%

•	Noninterest expense of $213 million was up $39 million and included $21 million of acquisition related costs

•	Income before income taxes was up 13%, or $10 million

•	During the quarter, the Company repurchased approximately 1.1 million shares, or $26 million, of common stock

•	Total dividends paid per common share were $0.15, up 25%

1This is a non-GAAP financial measure. Management believes these measures are meaningful because they reflect adjustments commonly made by management, investors, regulators, and analysts to evaluate the adequacy of earnings per common share, provide greater understanding of ongoing operations and enhance comparability of results with prior periods. See page 8 of the attached tables for a reconciliation of GAAP financial measures to non-GAAP financial measures which exclude acquisition related costs.

Loans
First quarter 2018 average loans of $22.1 billion were up 10%, or $2.0 billion from the first quarter of 2017 and were up $1.2 billion from the fourth quarter of 2017. The Bank Mutual acquisition added $1.9 billion of loans.
With respect to first quarter 2018 average balances by loan category:

•
Consumer lending increased $1.5 billion from the year ago quarter, driven by the Company's on balance sheet mortgage retention strategy, and grew $554 million from the fourth quarter of 2017 to $9.4 billion.

•	Commercial real estate lending increased $399 million from the first quarter of 2017 and increased $526 million from the fourth quarter of 2017 to $5.4 billion.

•
Commercial and business lending increased $114 million from the year ago quarter and increased $135 million from the fourth quarter of 2017 to $7.3 billion. Mortgage Warehouse loan balances decreased approximately $50 million year over year and were down approximately $100 million from the prior quarter due to seasonal factors and higher mortgage interest rates.

Deposits
First quarter 2018 average deposits of $23.7 billion were up $2.2 billion, or 10% from the year ago quarter and were up $1.4 billion, or 6% from the fourth quarter of 2017. The Bank Mutual acquisition supplied $1.8 billion of deposits.
With respect to first quarter 2018 average balances by deposit category:

•	Noninterest-bearing demand deposits increased $119 million from the year ago quarter, but decreased $49 million from the fourth quarter of 2017 to $5.1 billion.

•	Savings and time deposits increased $1.4 billion from the year ago quarter and increased $528 million from the fourth quarter of 2017 to $4.4 billion.

•	Interest-bearing demand deposits increased $461 million from the year ago quarter and increased $249 million from the fourth quarter of 2017 to $4.7 billion.

•	Money market deposits increased $247 million from the year ago quarter and increased $672 million from the fourth quarter of 2017 to $9.4 billion.

Net Interest Income and Net Interest Margin
First quarter 2018 net interest income of $210 million was up 16%, or $30 million from the year ago quarter, with net interest margin increasing 8 basis points to 2.92%. First quarter 2018 net interest income increased 12%, or $23 million from the fourth quarter of 2017.

•	The average yield on total commercial loans for the first quarter of 2018 increased 82 basis points to 4.34% from the year ago quarter and increased 45 basis points from the prior quarter.

•	The average cost of total interest-bearing deposits for the first quarter of 2018 increased 31 basis points to 0.73% from the year ago quarter and increased 8 basis points from the prior quarter.

•
The net free funds benefit, the benefit of holding noninterest-bearing demand deposits, increased 6 basis points in the first quarter of 2018 compared to the year ago quarter and remained unchanged from the prior quarter.

•	Net loan and deposit growth for the first quarter of 2018, including the Bank Mutual acquisition, contributed an additional $10 million of net interest income compared to fourth quarter 2017.

•
Accreted income from the acquired Bank Mutual loan portfolio contributed $6 million to net interest income for the first quarter of 2018. Approximately $2 million of the accreted income was from prepayments and other adjustments.

•
Net changes in the securities portfolio for the first quarter of 2018 added $3 million to net interest income. LIBOR - Fed Funds and other net changes to earning assets and liabilities contributed $4 million to net interest income.

Noninterest Income
First quarter 2018 total noninterest income of $90 million increased $11 million from the year ago quarter and increased $6 million from the prior quarter.
With respect to first quarter 2018 noninterest income line items:

•	Brokerage and asset management fees were up $3 million from the year ago quarter, primarily driven by the acquisition of Whitnell & Co., and were up slightly from the prior quarter.

•	Capital market fees increased $1 million from the year ago quarter, but decreased $2 million from a very strong fourth quarter of 2017.

•
Mortgage banking income increased $2 million from the year ago quarter and increased $3 million from the prior quarter as the Company completed its mortgage retention initiative and returned to selling newly originated mortgage loans.

Noninterest Expense
First quarter 2018 total noninterest expense of $213 million increased 23%, or $39 million from the year ago quarter and increased $31 million from the fourth quarter of 2017. First quarter 2018 noninterest expense includes $21 million of Bank Mutual acquisition related costs.

With respect to first quarter 2018 noninterest expense line items:

•	Personnel expense increased by $11 million from both the year ago quarter and the fourth quarter of 2017, primarily driven by the additional cost of Bank Mutual staff.

•	Technology expense increased $3 million from the year ago quarter, but was unchanged from the prior quarter.

•
Occupancy expense was essentially unchanged from the year ago quarter, but increased $2 million from the prior quarter, with most of the increase coming from the additional expense of acquired Bank Mutual facilities.

Taxes
The first quarter 2018 effective tax rate was 20% compared to 27% in the year ago quarter. The decrease is primarily due to the Tax Cut and Jobs Act signed into law on December 22, 2017. The Company continues to expect its 2018 effective tax rate to be in the range of 20%-22%.

Credit
The first quarter provision for credit losses was zero, down from $9 million from the year ago quarter and unchanged from the prior quarter.
With respect to first quarter 2018 credit quality:

•
Potential problem loans of $282 million, including $42 million of loans from the Bank Mutual acquisition, were down $57 million from the year ago quarter, but were up $105 million from the prior quarter.

•
Nonaccrual loans of $209 million, including $15 million of purchased credit-impaired loans from the Bank Mutual acquisition, were down $51 million from the year ago quarter and were unchanged from the prior quarter. The nonaccrual loans to total loans ratio was 0.91% in the first quarter, compared to 1.29% in the year ago quarter, and 1.00% in the prior quarter.

•	Net charge offs of $9 million were up $4 million from the year ago quarter, but were down $1 million from the prior quarter. Oil and gas charge offs were $4 million in the first quarter.

•
The allowance for loan losses of $257 million was down $26 million from the year ago quarter and was down $9 million from the prior quarter. The allowance for loan losses to total loans ratio was 1.13% in the first quarter of 2018, compared to 1.40% in the year ago quarter, and 1.28% in the prior quarter.

•
The allowance related to the oil and gas portfolio was $19 million at March 31, 2018 and represented 2.9% of total oil and gas loans compared to 6.7% in the year ago quarter, and 4.5% in the prior quarter.

Capital
The Company’s capital position remains strong, with a CET1 capital ratio of 10.5% at March 31, 2018. The Company’s capital ratios continue to be in excess of the Basel III “well-capitalized” regulatory benchmarks on a fully phased in basis.
During the quarter, the Company repurchased approximately 1.1 million shares, or $26 million, of common stock, at an average price of $23.90 per share.

FIRST QUARTER 2018 EARNINGS RELEASE CONFERENCE CALL
The Company will host a conference call for investors and analysts at 4:00 p.m. Central Time (CT) today, April 19, 2018. Interested parties can access the live webcast of the call through the Investor Relations section of the Company's website, http://investor.associatedbank.com. Parties may also dial into the call at 877-407-8037 (domestic) or 201-689-8037 (international) and request the Associated Banc-Corp first quarter 2018 earnings call. The first quarter 2018 financial tables with an accompanying slide presentation will be available on the Company's website just prior to the call. An audio archive of the webcast will be available on the Company's website approximately fifteen minutes after the call is over.
ABOUT ASSOCIATED BANC-CORP
Associated Banc-Corp (NYSE: ASB) has total assets of $33 billion and is one of the top 50 publicly traded U.S. bank holding companies. Headquartered in Green Bay, Wisconsin, Associated is a leading Midwest banking franchise, offering a full range of financial products and services from more than 270 banking locations serving more than 110 communities throughout Wisconsin, Illinois and Minnesota, and commercial financial services in Indiana, Michigan, Missouri, Ohio and Texas. Associated Bank, N.A. is an Equal Housing Lender, Equal Opportunity Lender and Member FDIC. More information about Associated Banc-Corp is available at www.associatedbank.com.
FORWARD-LOOKING STATEMENTS
Statements made in this document which are not purely historical are forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. This includes any statements regarding management’s plans, objectives, or goals for future operations, products or services, and forecasts of its revenues, earnings, or other measures of performance.  Such forward-looking statements may be identified by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “estimate,” “should,” “will,” “intend,” “outlook,” or similar expressions.  Forward-looking statements are based on current management expectations and, by their nature, are subject to risks and uncertainties. Actual results may differ materially from those contained in the forward-looking statements.  Factors which may cause actual results to differ materially from those contained in such forward-looking statements include those identified in the Company’s most recent Form 10-K and subsequent SEC filings.  Such factors are incorporated herein by reference.

NON-GAAP FINANCIAL MEASURES
This press release and related materials may contain references to measures which are not defined in generally accepted accounting principles (“GAAP”). Information concerning these non-GAAP financial measures can be found in the financial tables. Management believes these measures are meaningful because they reflect adjustments commonly made by management, investors, regulators, and analysts to evaluate the adequacy of earnings per common share, provide a greater understanding of ongoing operations and enhance comparability of results with prior periods.
# # #

Associated Banc-Corp Consolidated Balance Sheets (Unaudited)
(In thousands)	Mar 31, 2018	Dec 31, 2017	Seql Qtr $ Change	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017	Comp Qtr $ Change
Assets
Cash and due from banks	$328,260	$483,666	$(155,406)	$354,331	$396,677	$332,601	$(4,341)
Interest-bearing deposits in other financial institutions	94,918	199,702	(104,784)	109,596	126,232	337,167	(242,249)
Federal funds sold and securities purchased under agreements to resell	10,000	32,650	(22,650)	27,700	43,000	19,700	(9,700)
Investment securities held to maturity, at amortized cost	2,443,203	2,282,853	160,350	2,233,579	2,255,395	1,554,843	888,360
Investment securities available for sale, at fair value	4,485,875	4,043,446	442,429	3,801,699	3,687,470	4,300,490	185,385
Federal Home Loan Bank and Federal Reserve Bank stocks, at cost	233,216	165,331	67,885	172,446	181,180	139,273	93,943
Residential loans held for sale	103,953	85,544	18,409	113,064	41,620	34,051	69,902
Commercial loans held for sale	6,091	—	6,091	9,718	4,772	2,901	3,190
Loans	22,810,491	20,784,991	2,025,500	20,931,460	20,783,069	20,147,683	2,662,808
Allowance for loan losses	(257,058)	(265,880)	8,822	(276,551)	(281,101)	(282,672)	25,614
Loans, net	22,553,433	20,519,111	2,034,322	20,654,909	20,501,968	19,865,011	2,688,422
Bank and corporate owned life insurance	657,841	591,057	66,784	589,093	588,440	587,600	70,241
Tax credit and other investments	142,368	147,099	(4,731)	120,927	95,710	92,675	49,693
Trading assets	102,890	69,675	33,215	48,429	48,576	49,306	53,584
Premises and equipment	381,327	330,963	50,364	330,065	328,404	332,884	48,443
Goodwill	1,153,156	976,239	176,917	972,006	972,006	972,006	181,150
Mortgage servicing rights, net	66,407	58,384	8,023	58,377	59,395	60,702	5,705
Other intangible assets, net	79,714	15,580	64,134	14,080	14,530	15,026	64,688
Other assets	523,855	482,294	41,561	454,528	423,650	413,621	110,234
Total assets	$33,366,505	$30,483,594	$2,882,911	$30,064,547	$29,769,025	$29,109,857	$4,256,648
Liabilities and stockholders’ equity
Noninterest-bearing demand deposits	$5,458,473	$5,478,416	$(19,943)	$5,177,734	$5,038,162	$5,338,212	$120,261
Interest-bearing deposits	18,367,129	17,307,546	1,059,583	17,155,717	16,580,018	16,489,823	1,877,306
Total deposits	23,825,602	22,785,962	1,039,640	22,333,451	21,618,180	21,828,035	1,997,567
Federal funds purchased and securities sold under agreements to repurchase	283,954	324,815	(40,861)	476,550	607,669	650,188	(366,234)
Other short-term funding	1,862,420	351,467	1,510,953	588,067	794,813	430,679	1,431,741
Long-term funding	3,233,338	3,397,450	(164,112)	3,147,285	3,262,120	2,761,955	471,383
Trading liabilities	100,247	67,660	32,587	46,812	47,143	47,561	52,686
Accrued expenses and other liabilities	348,246	318,797	29,449	268,781	247,598	246,645	101,601
Total liabilities	29,653,806	27,246,151	2,407,655	26,860,946	26,577,523	25,965,063	3,688,743
Stockholders’ equity
Preferred equity	159,853	159,929	(76)	159,929	159,929	159,929	(76)
Common equity
Common stock	1,741	1,618	123	1,615	1,630	1,630	111
Surplus	1,823,800	1,454,188	369,612	1,442,328	1,474,301	1,469,744	354,056
Retained earnings	1,859,068	1,819,230	39,838	1,792,184	1,747,632	1,709,514	149,554
Accumulated other comprehensive income (loss)	(107,673)	(62,758)	(44,915)	(54,288)	(53,470)	(56,344)	(51,329)
Treasury stock, at cost	(24,089)	(134,764)	110,675	(138,167)	(138,520)	(139,679)	115,590
Total common equity	3,552,847	3,077,514	475,333	3,043,672	3,031,573	2,984,865	567,982
Total stockholders’ equity	3,712,699	3,237,443	475,256	3,203,601	3,191,502	3,144,794	567,905
Total liabilities and stockholders’ equity	$33,366,505	$30,483,594	$2,882,911	$30,064,547	$29,769,025	$29,109,857	$4,256,648
Numbers may not add due to rounding.

Associated Banc-Corp Consolidated Statements of Income (Unaudited) - Quarterly Trend
(In thousands, except per share data)			Seql Qtr					Comp Qtr
	1Q18	4Q17	$ Change	% Change	3Q17	2Q17	1Q17	$ Change	% Change
Interest income
Interest and fees on loans	$220,034	$194,133	$25,901	13%	$196,972	$184,246	$173,649	$46,385	27%
Interest and dividends on investment securities
Taxable	30,104	25,614	4,490	18%	24,162	23,658	23,475	6,629	28%
Tax-exempt	9,217	8,437	780	9%	8,268	8,143	8,129	1,088	13%
Other interest	2,177	2,138	39	2%	2,492	1,553	1,536	641	42%
Total interest income	261,532	230,322	31,210	14%	231,894	217,600	206,789	54,743	26%
Interest expense
Interest on deposits	33,412	28,143	5,269	19%	27,778	21,180	16,924	16,488	97%
Interest on Federal funds purchased and securities sold under agreements to repurchase	522	420	102	24%	768	824	515	7	1%
Interest on other short-term funding	3,005	1,731	1,274	74%	1,039	1,827	1,080	1,925	178%
Interest on long-term funding	14,722	13,023	1,699	13%	12,187	9,950	7,996	6,726	84%
Total interest expense	51,661	43,317	8,344	19%	41,772	33,781	26,515	25,146	95%
Net Interest income	209,871	187,005	22,866	12%	190,122	183,819	180,274	29,597	16%
Provision for credit losses	—	—	—	—	5,000	12,000	9,000	(9,000)	N/M
Net interest income after provision for credit losses	209,871	187,005	22,866	12%	185,122	171,819	171,274	38,597	23%
Noninterest income
Insurance commissions and fees	22,648	19,186	3,462	18%	19,815	20,853	21,620	1,028	5%
Service charges and deposit account fees	16,420	15,773	647	4%	16,268	16,030	16,356	64	—%
Card-based and loan fees	13,422	13,840	(418)	(3)%	12,619	13,764	12,465	957	8%
Trust and asset management fees	13,369	13,125	244	2%	12,785	12,346	11,935	1,434	12%
Brokerage commissions and fees	7,273	6,864	409	6%	4,392	4,346	4,333	2,940	68%
Mortgage banking, net	6,370	3,169	3,201	101%	6,585	5,027	4,579	1,791	39%
Capital markets, net	5,306	7,107	(1,801)	(25)%	4,610	4,042	3,883	1,423	37%
Bank and corporate owned life insurance	3,187	3,156	31	1%	6,580	3,899	2,615	572	22%
Asset gains (losses), net	(107)	(528)	421	(80)%	(16)	(466)	(234)	127	(54)%
Investment securities gains (losses), net	—	75	(75)	N/M	3	356	—	—	N/M
Other	2,492	2,777	(285)	(10)%	2,254	2,213	2,279	213	9%
Total noninterest income	90,380	84,544	5,836	7%	85,895	82,410	79,831	10,549	13%
Noninterest expense
Personnel (1)	117,685	107,031	10,654	10%	108,098	107,066	106,782	10,903	10%
Occupancy	15,357	13,497	1,860	14%	12,294	12,832	15,219	138	1%
Technology	17,715	17,878	(163)	(1)%	15,233	15,473	14,420	3,295	23%
Equipment	5,556	5,250	306	6%	5,232	5,234	5,485	71	1%
Business development and advertising	6,693	8,195	(1,502)	(18)%	7,764	7,152	5,835	858	15%
Legal and professional	5,413	6,384	(971)	(15)%	6,248	5,711	4,166	1,247	30%
Card issuance and loan costs	3,304	2,836	468	17%	3,330	2,974	2,620	684	26%
Foreclosure / OREO expense, net	723	1,285	(562)	(44)%	906	1,182	1,505	(782)	(52)%
FDIC assessment	8,250	7,500	750	10%	7,800	8,000	8,000	250	3%
Other intangible amortization	1,525	500	1,025	205%	450	496	513	1,012	197%
Acquisition related costs (2)	20,605	—	20,605	N/M	—	—	—	20,605	N/M
Other (1)	10,140	11,343	(1,203)	(11)%	10,072	10,196	9,146	994	11%
Total noninterest expense	212,965	181,699	31,266	17%	177,427	176,316	173,691	39,274	23%
Income before income taxes	87,285	89,850	(2,565)	(3)%	93,590	77,913	77,414	9,871	13%
Income tax expense	17,829	39,840	(22,011)	(55)%	28,589	19,930	21,144	(3,315)	(16)%
Net income	69,456	50,010	19,446	39%	65,001	57,983	56,270	13,186	23%
Preferred stock dividends	2,339	2,339	—	—%	2,339	2,339	2,330	9	—%
Net income available to common equity	$67,117	$47,671	$19,446	41%	$62,662	$55,644	$53,940	$13,177	24%
Earnings per common share
Basic	$0.41	$0.31	$0.10	32%	$0.41	$0.36	$0.36	$0.05	14%
Diluted	$0.40	$0.31	$0.09	29%	$0.41	$0.36	$0.35	$0.05	14%
Average common shares outstanding
Basic	163,520	150,563	12,957	9%	150,565	151,573	150,815	12,705	8%
Diluted	166,432	153,449	12,983	8%	152,968	154,302	153,869	12,563	8%
N/M = Not meaningful
Numbers may not add due to rounding.
(1) During the first quarter of 2018, the Corporation adopted a new accounting standard related to the presentation of net periodic pension cost and net periodic postretirement benefit cost which required the disaggregation of the service cost component from the other components of net benefit cost and net periodic postretirement benefit cost. Under this new accounting standard, the other components of net benefit cost and net periodic postretirement benefit cost were reclassified from personnel expense to other noninterest expense. All prior periods have been restated to reflect this change in presentation.

(2)	Includes Bank Mutual acquisition related costs only.

Associated Banc-Corp Selected Quarterly Information
(In millions, except share and per share, full time equivalent employee and branch count data)	1Q18	4Q17	3Q17	2Q17	1Q17
Per common share data
Dividends	$0.15	$0.14	$0.12	$0.12	$0.12
Market value:
High	26.90	26.10	25.70	25.50	26.50
Low	23.60	24.00	21.25	23.25	23.40
Close	24.85	25.40	24.25	25.20	24.40
Book value	20.63	20.13	19.98	19.70	19.42
Tangible book value / share	$13.47	$13.65	$13.51	$13.29	$13.00
Performance ratios (annualized)
Return on average assets	0.88%	0.66%	0.86%	0.80%	0.79%
Effective tax rate	20.43%	44.34%	30.55%	25.58%	27.31%
Dividend payout ratio (1)	36.59%	45.16%	29.27%	33.33%	33.33%
Net interest margin	2.92%	2.79%	2.84%	2.83%	2.84%
Selected trend information
Average full time equivalent employees	4,693	4,367	4,384	4,352	4,370
Branch count	271	213	214	214	215
Assets under management, at market value (2)	$10,540	$10,555	$9,243	$8,997	$8,716
Mortgage loans originated for sale during period	$198	$249	$246	$119	$101
Mortgage loan settlements during period	$188	$268	$188	$167	$197
Mortgage portfolio serviced for others	$8,507	$7,647	$7,653	$7,768	$7,909
Mortgage servicing rights, net / mortgage portfolio serviced for others	0.78%	0.76%	0.76%	0.76%	0.77%
Shares outstanding, end of period	172,182	152,846	152,316	153,848	153,734
Net shares issuable to Associated Banc-Corp warrant ("ASBWS") holders (5)	1,023	1,134	903	1,094	933
Selected quarterly ratios
Loans / deposits	95.74%	91.22%	93.72%	96.14%	92.30%
Stockholders’ equity / assets	11.13%	10.62%	10.66%	10.72%	10.80%
Risk-based capital (3) (4)
Total risk-weighted assets	$23,550	$21,544	$21,657	$21,590	$21,129
Common equity Tier 1	$2,474	$2,172	$2,144	$2,130	$2,085
Common equity Tier 1 capital ratio	10.50%	10.08%	9.90%	9.87%	9.87%
Tier 1 capital ratio	11.18%	10.82%	10.64%	10.61%	10.62%
Total capital ratio	13.44%	13.22%	13.04%	13.01%	13.05%
Tier 1 leverage ratio	8.48%	8.02%	7.93%	8.09%	8.05%
Loans
Recorded investment on loans	$22,756	$20,699	$20,849	$20,708	$20,086
Net unaccreted Bank Mutual purchase discount	(34)	—	—	—	—
Net other deferred costs	88	86	83	75	62
Loans	$22,810	$20,785	$20,931	$20,783	$20,148
Numbers may not add due to rounding.

(1)	Ratio is based upon basic earnings per common share.

(2)	Excludes assets held in brokerage accounts.

(3)
The Federal Reserve establishes regulatory capital requirements, including well-capitalized standards for the Corporation. The regulatory capital requirements effective for the Corporation follow Basel III, subject to certain transition provisions.

(4)	March 31, 2018 data is estimated.

(5)	Based on the treasury stock method and the period-end close price. The ASBWS warrants will expire on November 21, 2018.

Associated Banc-Corp Selected Asset Quality Information
(In thousands)	Mar 31, 2018	Dec 31, 2017	Seql Qtr % Change	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017	Comp Qtr % Change
Allowance for loan losses
Balance at beginning of period	$265,880	$276,551	(4)%	$281,101	$282,672	$278,335	(4)%
Provision for loan losses	500	—	N/M	6,000	11,000	10,000	(95)%
Charge offs	(12,155)	(14,289)	(15)%	(14,727)	(15,376)	(11,854)	3%
Recoveries	2,832	3,618	(22)%	4,177	2,805	6,191	(54)%
Net charge offs	(9,323)	(10,671)	(13)%	(10,550)	(12,571)	(5,663)	65%
Balance at end of period	$257,058	$265,880	(3)%	$276,551	$281,101	$282,672	(9)%
Allowance for unfunded commitments
Balance at beginning of period	$24,400	$24,400	—%	$25,400	$24,400	$25,400	(4)%
Provision for unfunded commitments	(500)	—	N/M	(1,000)	1,000	(1,000)	(50)%
Amount recorded at acquisition	2,436	—	N/M	—	—	—	N/M
Balance at end of period	$26,336	$24,400	8%	$24,400	$25,400	$24,400	8%
Allowance for credit losses	$283,394	$290,280	(2)%	$300,951	$306,501	$307,072	(8)%
Provision for credit losses	$—	$—	N/M	$5,000	$12,000	$9,000	(100)%
	Mar 31, 2018	Dec 31, 2017	Seql Qtr % Change	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017	Comp Qtr % Change
Net charge offs
Commercial and industrial	$(6,599)	$(8,212)	(20)%	$(9,442)	$(11,046)	$(4,368)	51%
Commercial real estate—owner occupied	(1,025)	(246)	N/M	13	43	19	N/M
Commercial and business lending	(7,624)	(8,458)	(10)%	(9,429)	(11,003)	(4,349)	75%
Commercial real estate—investor	8	(164)	(105)%	55	(126)	(514)	(102)%
Real estate construction	189	(365)	(152)%	(150)	(26)	11	N/M
Commercial real estate lending	197	(529)	(137)%	(95)	(152)	(503)	(139)%
Total commercial	(7,427)	(8,987)	(17)%	(9,524)	(11,155)	(4,852)	53%
Residential mortgage	(131)	(966)	(86)%	(26)	(564)	(128)	2%
Home equity	(677)	330	N/M	(87)	54	173	N/M
Other consumer	(1,088)	(1,048)	4%	(913)	(906)	(856)	27%
Total consumer	(1,896)	(1,684)	13%	(1,026)	(1,416)	(811)	134%
Total net charge offs	$(9,323)	$(10,671)	(13)%	$(10,550)	$(12,571)	$(5,663)	65%

(In basis points)	Mar 31, 2018	Dec 31, 2017		Sep 30, 2017	Jun 30, 2017	Mar 31, 2017
Net charge offs to average loans (annualized)
Commercial and industrial	(41)	(51)		(58)	(69)	(28)
Commercial real estate—owner occupied	(48)	(12)		1	2	1
Commercial and business lending	(42)	(47)		(51)	(60)	(24)
Commercial real estate—investor	N/M	(2)		1	(2)	(6)
Real estate construction	5	(10)		(4)	(1)	N/M
Commercial real estate lending	1	(4)		(1)	(1)	(4)
Total commercial	(24)	(30)		(31)	(36)	(16)
Residential mortgage	(1)	(5)		N/M	(3)	(1)
Home equity	(28)	15		(4)	2	8
Other consumer	(115)	(109)		(97)	(98)	(90)
Total consumer	(8)	(8)		(5)	(7)	(4)
Total net charge offs	(17)	(20)		(20)	(25)	(11)

(In thousands)	Mar 31, 2018	Dec 31, 2017	Seql Qtr % Change	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017	Comp Qtr % Change
Credit Quality
Nonaccrual loans	$208,553	$208,546	—%	$210,517	$231,888	$259,991	(20)%
Other real estate owned (OREO)	16,919	12,608	34%	8,483	7,782	7,540	124%
Other nonperforming assets	7,117	7,418	(4)%	7,418	7,418	7,418	(4)%
Total nonperforming assets	$232,589	$228,572	2%	$226,418	$247,088	$274,949	(15)%

Loans 90 or more days past due and still accruing	$3,393	$1,867	82%	$1,611	$1,535	$1,720	97%
Allowance for loan losses to loans	1.13%	1.28%		1.32%	1.35%	1.40%
Net unaccreted purchase discount to purchased loans	1.80%	—%		—%	—%	—%
Allowance for loan losses to nonaccrual loans	123.26%	127.49%		131.37%	121.22%	108.72%
Nonaccrual loans to total loans	0.91%	1.00%		1.01%	1.12%	1.29%
Nonperforming assets to total loans plus OREO	1.02%	1.10%		1.08%	1.19%	1.36%
Nonperforming assets to total assets	0.70%	0.75%		0.75%	0.83%	0.94%
Year-to-date net charge offs to average loans (annualized)	0.17%	0.19%		0.19%	0.18%	0.11%

Associated Banc-Corp Selected Asset Quality Information (continued)
(In thousands)	Mar 31, 2018	Dec 31, 2017	Seql Qtr % Change	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017	Comp Qtr % Change
Nonaccrual loans
Commercial and industrial	$102,667	$112,786	(9)%	$122,284	$141,475	$164,891	(38)%
Commercial real estate—owner occupied	20,636	22,740	(9)%	15,598	15,800	17,925	15%
Commercial and business lending	123,303	135,526	(9)%	137,882	157,275	182,816	(33)%
Commercial real estate—investor	15,574	4,729	N/M	3,543	7,206	8,273	88%
Real estate construction	1,219	974	25%	1,540	1,717	1,247	(2)%
Commercial real estate lending	16,793	5,703	194%	5,083	8,923	9,520	76%
Total commercial	140,096	141,229	(1)%	142,965	166,198	192,336	(27)%
Residential mortgage	55,100	53,632	3%	54,654	51,975	54,183	2%
Home equity	13,218	13,514	(2)%	12,639	13,482	13,212	—%
Other consumer	139	171	(19)%	259	233	260	(47)%
Total consumer	68,456	67,317	2%	67,552	65,690	67,655	1%
Total nonaccrual loans	$208,553	$208,546	—%	$210,517	$231,888	$259,991	(20)%

	Mar 31, 2018	Dec 31, 2017	Seql Qtr % Change	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017	Comp Qtr % Change
Restructured loans (accruing)
Commercial and industrial	$29,580	$30,047	(2)%	$32,572	$31,540	$30,852	(4)%
Commercial real estate—owner occupied	3,892	3,989	(2)%	4,077	4,145	5,532	(30)%
Commercial and business lending	33,472	34,036	(2)%	36,649	35,685	36,384	(8)%
Commercial real estate—investor	13,683	14,389	(5)%	14,294	14,628	14,563	(6)%
Real estate construction	305	310	(2)%	316	321	327	(7)%
Commercial real estate lending	13,988	14,699	(5)%	14,610	14,949	14,890	(6)%
Total commercial	47,460	48,735	(3)%	51,259	50,634	51,274	(7)%
Residential mortgage	19,902	17,068	17%	16,859	17,624	18,535	7%
Home equity	8,098	7,705	5%	7,987	7,985	8,209	(1)%
Other consumer	1,041	1,110	(6)%	1,073	1,082	1,041	—%
Total consumer	29,041	25,883	12%	25,919	26,691	27,785	5%
Total restructured loans (accruing)	$76,501	$74,618	3%	$77,178	$77,325	$79,059	(3)%
Restructured loans included in nonaccrual loans (not included with restructured loans (accruing))	$23,827	$23,486	1%	$33,520	$51,715	$78,902	(70)%
	Mar 31, 2018	Dec 31, 2017	Seql Qtr % Change	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017	Comp Qtr % Change
Accruing Loans 30-89 Days Past Due
Commercial and industrial	$880	$271	N/M	$1,378	$1,255	$1,675	(47)%
Commercial real estate—owner occupied	511	48	N/M	1,522	1,284	970	(47)%
Commercial and business lending	1,391	319	N/M	2,900	2,539	2,645	(47)%
Commercial real estate—investor	240	374	(36)%	1,109	899	1,122	(79)%
Real estate construction	490	251	95%	700	135	431	14%
Commercial real estate lending	730	625	17%	1,809	1,034	1,553	(53)%
Total commercial	2,121	944	125%	4,709	3,573	4,198	(49)%
Residential mortgage	15,133	9,552	58%	8,870	9,165	7,243	109%
Home equity	5,868	6,825	(14)%	7,191	5,924	4,512	30%
Other consumer	1,811	2,007	(10)%	1,686	1,746	1,658	9%
Total consumer	22,812	18,384	24%	17,747	16,835	13,413	70%
Total accruing loans 30-89 days past due	$24,934	$19,328	29%	$22,456	$20,408	$17,611	42%

	Mar 31, 2018	Dec 31, 2017	Seql Qtr % Change	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017	Comp Qtr % Change
Potential Problem Loans
Commercial and industrial	$196,766	$113,778	73%	$153,779	$142,607	$218,930	(10)%
Commercial real estate—owner occupied	34,410	41,997	(18)%	57,468	60,724	58,994	(42)%
Commercial and business lending	231,176	155,775	48%	211,247	203,331	277,924	(17)%
Commercial real estate—investor	46,970	19,291	143%	46,770	48,569	49,217	(5)%
Real estate construction	1,695	—	N/M	118	8,901	10,141	(83)%
Commercial real estate lending	48,665	19,291	152%	46,888	57,470	59,358	(18)%
Total commercial	279,841	175,066	60%	258,135	260,801	337,282	(17)%
Residential mortgage	2,155	1,616	33%	650	1,576	2,155	—%
Home equity	188	195	(4)%	124	208	220	(15)%
Total consumer	2,343	1,811	29%	774	1,784	2,375	(1)%
Total potential problem loans	$282,184	$176,877	60%	$258,909	$262,585	$339,657	(17)%
N/M = Not meaningful
Numbers may not add due to rounding.

Associated Banc-Corp Net Interest Income Analysis - Fully Tax-Equivalent Basis - Sequential and Comparable Quarter
	Three Months Ended
	March 31, 2018			December 31, 2017			March 31, 2017
(In thousands)	Average Balance	Interest Income /Expense	Average Yield /Rate	Average Balance	Interest Income /Expense	Average Yield /Rate	Average Balance	Interest Income /Expense	Average Yield /Rate
Assets
Earning assets
Loans (1) (2) (3)
Commercial and business lending	$7,313,621	$74,706	4.14%	$7,178,384	$68,440	3.79%	$7,199,481	$60,680	3.42%
Commercial real estate lending	5,399,429	61,504	4.62%	4,873,889	49,744	4.05%	4,999,994	45,135	3.66%
Total commercial	12,713,050	136,210	4.34%	12,052,273	118,184	3.89%	12,199,475	105,815	3.52%
Residential mortgage	8,010,381	66,402	3.32%	7,546,288	59,979	3.18%	6,564,600	53,306	3.25%
Retail	1,355,098	17,852	5.29%	1,265,055	16,853	5.31%	1,308,650	15,450	4.74%
Total loans	22,078,529	220,464	4.03%	20,863,616	195,016	3.72%	20,072,725	174,571	3.51%
Investment securities
Taxable	5,576,826	30,104	2.16%	4,986,279	25,614	2.05%	4,830,421	23,475	1.94%
Tax-exempt (1)	1,312,913	11,613	3.54%	1,206,078	12,909	4.28%	1,138,010	12,438	4.37%
Other short-term investments	313,864	2,177	2.80%	382,762	2,138	2.22%	298,158	1,536	2.08%
Investments and other	7,203,603	43,894	2.44%	6,575,119	40,661	2.47%	6,266,589	37,449	2.39%
Total earning assets	29,282,132	$264,358	3.64%	27,438,735	$235,677	3.42%	26,339,314	$212,020	3.24%
Other assets, net	2,884,248			2,542,484			2,441,013
Total assets	$32,166,380			$29,981,219			$28,780,327
Liabilities and stockholders' equity
Interest-bearing liabilities
Interest-bearing deposits
Savings	$1,722,665	$202	0.05%	$1,554,639	$209	0.05%	$1,465,811	$188	0.05%
Interest-bearing demand	4,712,115	8,553	0.74%	4,462,725	7,462	0.66%	4,251,357	4,210	0.40%
Money market	9,415,869	17,827	0.77%	8,743,614	14,274	0.65%	9,169,141	9,388	0.42%
Time deposits	2,715,292	6,830	1.02%	2,354,828	6,198	1.04%	1,613,331	3,138	0.79%
Total interest-bearing deposits	18,565,941	33,412	0.73%	17,115,806	28,143	0.65%	16,499,640	16,924	0.42%
Federal funds purchased and securities sold under agreements to repurchase	275,578	522	0.77%	279,817	420	0.60%	495,311	515	0.42%
Other short-term funding	884,633	3,005	1.38%	600,492	1,731	1.14%	683,306	1,080	0.64%
Total short-term funding	1,160,211	3,527	1.23%	880,309	2,151	0.97%	1,178,617	1,595	0.55%
Long-term funding	3,422,947	14,722	1.74%	3,332,140	13,023	1.55%	2,761,850	7,996	1.17%
Total short and long-term funding	4,583,158	18,249	1.61%	4,212,449	15,174	1.43%	3,940,467	9,591	0.98%
Total interest-bearing liabilities	23,149,099	$51,661	0.90%	21,328,255	$43,317	0.81%	20,440,107	$26,515	0.52%
Noninterest-bearing demand deposits	5,084,957			5,133,977			4,966,082
Other liabilities	395,008			302,981			250,747
Stockholders’ equity	3,537,316			3,216,006			3,123,391
Total liabilities and stockholders’ equity	$32,166,380			$29,981,219			$28,780,327
Interest rate spread			2.74%			2.61%			2.72%
Net free funds			0.18%			0.18%			0.12%
Fully tax-equivalent net interest income and net interest margin ("NIM")		$212,697	2.92%		$192,360	2.79%		$185,505	2.84%
Fully tax-equivalent adjustment		2,826			5,355			5,231
Net interest income		$209,871			$187,005			$180,274
Bank Mutual net accreted purchase loan discount		$6,076			$—			$—
Numbers may not add due to rounding.

(1)
Beginning in 2018, the yield on tax-exempt loans and securities is computed on a fully tax-equivalent basis using a tax rate of 21% and is net of the effects of certain disallowed interest deductions. Prior to 2018, the yield on tax-exempt loans and securities was computed on a fully tax-equivalent basis using a tax rate of 35% and was net of the effects of certain disallowed interest deductions.

(2)	Nonaccrual loans and loans held for sale have been included in the average balances.

(3)	Interest income includes amortization of net deferred loan origination costs and net accreted purchase loan discount.

Associated Banc-Corp Loan and Deposit Composition
(In thousands)	Mar 31, 2018	Dec 31, 2017	Seql Qtr % Change	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017	Comp Qtr % Change
Period end loan composition (3)
Commercial and industrial	$6,756,983	$6,399,693	6%	$6,534,660	$6,571,000	$6,300,646	7%
Commercial real estate—owner occupied	900,913	802,209	12%	827,064	845,336	878,391	3%
Commercial and business lending	7,657,896	7,201,902	6%	7,361,724	7,416,336	7,179,037	7%
Commercial real estate—investor	4,077,671	3,315,254	23%	3,345,536	3,329,585	3,415,355	19%
Real estate construction	1,579,778	1,451,684	9%	1,552,135	1,651,805	1,553,205	2%
Commercial real estate lending	5,657,449	4,766,938	19%	4,897,671	4,981,390	4,968,560	14%
Total commercial	13,315,345	11,968,840	11%	12,259,395	12,397,726	12,147,597	10%
Residential mortgage	8,197,223	7,546,534	9%	7,408,471	7,115,457	6,715,282	22%
Home equity	923,470	883,804	4%	890,130	897,111	911,969	1%
Other consumer	374,453	385,813	(3)%	373,464	372,775	372,835	—%
Total consumer	9,495,146	8,816,151	8%	8,672,065	8,385,343	8,000,086	19%
Total loans	$22,810,491	$20,784,991	10%	$20,931,460	$20,783,069	$20,147,683	13%
Purchased credit-impaired loans	$14,838	$—	N/M	$—	$—	$—	N/M
Total loans excluding purchased credit-impaired loans	$22,795,653	$20,784,991	10%	$20,931,460	$20,783,069	$20,147,683	13%

	Mar 31, 2018	Dec 31, 2017	Seql Qtr % Change	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017	Comp Qtr % Change
Period end deposit and customer sweeps composition (4)
Noninterest-bearing demand	$5,458,473	$5,478,416	—%	$5,177,734	$5,038,162	$5,338,212	2%
Savings	1,883,638	1,524,992	24%	1,544,037	1,552,820	1,530,155	23%
Interest-bearing demand	4,719,566	4,603,157	3%	4,990,891	3,858,739	4,736,236	—%
Money market	9,086,553	8,830,328	3%	8,299,512	9,228,129	8,608,523	6%
Brokered CDs	44,503	18,609	139%	3,554	131,184	54,993	(19)%
Other time	2,632,869	2,330,460	13%	2,317,723	1,809,146	1,559,916	69%
Total deposits	23,825,602	22,785,962	5%	22,333,451	21,618,180	21,828,035	9%
Customer funding (1)	297,289	250,332	19%	324,042	360,131	448,502	(34)%
Total deposits and customer funding	$24,122,891	$23,036,294	5%	$22,657,493	$21,978,311	$22,276,537	8%
Network transaction deposits (2)	$2,244,739	$2,520,968	(11)%	$2,622,787	$3,220,956	$3,417,380	(34)%
Net deposits and customer funding (Total deposits and customer sweeps, excluding Brokered CDs and network transaction deposits)	$21,833,649	$20,496,717	7%	$20,031,152	$18,626,171	$18,804,164	16%

	Mar 31, 2018	Dec 31, 2017	Seql Qtr % Change	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017	Comp Qtr % Change
Quarter average loan composition (3)
Commercial and industrial	$6,449,898	$6,366,626	1%	$6,487,378	$6,449,250	$6,313,389	2%
Commercial real estate—owner occupied	863,723	811,758	6%	831,216	872,273	886,092	(3)%
Commercial and business lending	7,313,621	7,178,384	2%	7,318,594	7,321,523	7,199,481	2%
Commercial real estate—investor	3,866,286	3,369,785	15%	3,346,669	3,359,817	3,502,769	10%
Real estate construction	1,533,143	1,504,104	2%	1,626,767	1,604,440	1,497,225	2%
Commercial real estate lending	5,399,429	4,873,889	11%	4,973,436	4,964,257	4,999,994	8%
Total commercial	12,713,050	12,052,273	5%	12,292,030	12,285,780	12,199,475	4%
Residential mortgage	8,010,381	7,546,288	6%	7,339,827	6,957,865	6,564,600	22%
Home equity	972,918	885,235	10%	894,596	906,208	923,896	5%
Other consumer	382,180	379,820	1%	372,684	372,137	384,754	(1)%
Total consumer	9,365,479	8,811,343	6%	8,607,107	8,236,210	7,873,250	19%
Total loans	$22,078,529	$20,863,616	6%	$20,899,137	$20,521,990	$20,072,725	10%

	Mar 31, 2018	Dec 31, 2017	Seql Qtr % Change	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017	Comp Qtr % Change
Quarter average deposit composition (4)
Noninterest-bearing demand	$5,084,957	$5,133,977	(1)%	$4,992,118	$4,892,271	$4,966,082	2%
Savings	1,722,665	1,554,639	11%	1,545,884	1,541,129	1,465,811	18%
Interest-bearing demand	4,712,115	4,462,725	6%	4,347,550	4,272,620	4,251,357	11%
Money market	9,415,869	8,743,614	8%	9,367,907	9,064,874	9,169,141	3%
Time deposits	2,715,292	2,354,828	15%	2,187,986	1,752,255	1,613,331	68%
Total deposits	$23,650,898	$22,249,783	6%	$22,441,445	$21,523,149	$21,465,722	10%
N/M = Not meaningful
Numbers may not add due to rounding.

(1)	Includes repurchase agreements and commercial paper.
(2) Included above in interest-bearing demand and money market.
(3) On February 1, 2018, the Corporation acquired Bank Mutual and added $1.9 billion of loans.
(4) On February 1, 2018, the Corporation acquired Bank Mutual and assumed $1.8 billion of deposits.

Associated Banc-Corp Non-GAAP Financial Measures Reconciliation
(In millions, except per share data)	1Q18	4Q17	3Q17	2Q17	1Q17
Tangible common equity reconciliation (1)
Common equity	$3,553	$3,078	$3,044	$3,032	$2,985
Goodwill and other intangible assets, net	(1,233)	(992)	(986)	(987)	(987)
Tangible common equity	$2,320	$2,086	$2,058	$2,045	$1,998
Tangible assets reconciliation (1)
Total assets	$33,367	$30,484	$30,065	$29,769	$29,110
Goodwill and other intangible assets, net	(1,233)	(992)	(986)	(987)	(987)
Tangible assets	$32,134	$29,492	$29,079	$28,782	$28,123
Average tangible common equity and average common equity tier 1 reconciliation(1)
Common equity	$3,377	$3,056	$3,025	$3,005	$2,963
Goodwill and other intangible assets, net	(1,108)	(992)	(986)	(987)	(987)
Tangible common equity	2,269	2,064	2,039	2,018	1,976
Less: Accumulated other comprehensive income / loss	89	62	49	50	54
Less: Deferred tax assets / deferred tax liabilities, net	32	29	32	32	32
Average common equity Tier 1	$2,390	$2,155	$2,120	$2,100	$2,062
Selected Trend Information (2)
Insurance commissions and fees	$23	$19	$20	$21	$22
Service charges and deposit account fees	16	16	16	16	16
Card-based and loan fees	13	14	13	14	13
Trust and asset management fees	13	13	13	12	12
Brokerage commissions and fees	7	7	4	4	4
Fee-based revenue	73	69	66	67	67
Other	17	16	20	15	13
Total noninterest income	$90	$85	$86	$82	$80
Selected equity and performance ratios (1) (3)
Tangible common equity / tangible assets	7.22%	7.07%	7.08%	7.11%	7.10%
Return on average equity	7.96%	6.17%	8.10%	7.35%	7.31%
Return on average tangible common equity	11.99%	9.16%	12.20%	11.06%	11.07%
Return on average common equity Tier 1	11.39%	8.77%	11.73%	10.63%	10.61%
Efficiency ratio reconciliation (4)
Federal Reserve efficiency ratio	70.76%	66.93%	63.92%	66.69%	66.39%
Fully tax-equivalent adjustment	(0.66)%	(1.30)%	(1.21)%	(1.30)%	(1.30)%
Other intangible amortization	(0.51)%	(0.18)%	(0.16)%	(0.18)%	(0.20)%
Fully tax-equivalent efficiency ratio	69.60%	65.45%	62.55%	65.21%	64.89%
Acquisition related costs adjustment	(6.60)%	—%	—%	—%	—%
Fully tax-equivalent efficiency ratio, excluding acquisition related costs	63.00%	65.45%	62.55%	65.21%	64.89%

Acquisition Related Costs	1Q 2018	1Q 2018 per share data (6)
GAAP earnings	$67	$0.40
Change of control and severance	7
Merger advisors and consultants	4
Facilities and other	5
Contract terminations	5
Total acquisition related costs	$21
Less additional tax expense	$5
Earnings, excluding acquisition related costs (5)	$83	$0.50
Numbers may not add due to rounding.

(1)
The ratio tangible common equity to tangible assets excludes goodwill and other intangible assets, net. This financial measure has been included as it is considered to be a critical metric with which to analyze and evaluate financial condition and capital strength.

(2)
These financial measures have been included as they provide meaningful supplemental information to assess trends in the Corporation’s results of operations. May not match the income statement due to rounding.

(3)
These capital measurements are used by management, regulators, investors, and analysts to assess, monitor and compare the quality and composition of our capital with the capital of other financial services companies.

(4)
The efficiency ratio as defined by the Federal Reserve guidance is noninterest expense (which includes the provision for unfunded commitments) divided by the sum of net interest income plus noninterest income, excluding investment securities gains / losses, net. The fully tax-equivalent efficiency ratio is noninterest expense (which includes the provision for unfunded commitments), excluding other intangible amortization, divided by the sum of fully tax-equivalent net interest income plus noninterest income, excluding investment securities gains / losses, net. Management believes the fully tax-equivalent efficiency ratio, which adjusts net interest income for the tax-favored status of certain loans and investment securities, to be the preferred industry measurement as it enhances the comparability of net interest income arising from taxable and tax-exempt sources.

(5)
This is a non-GAAP financial measure. Management believes these measures are meaningful because it reflects adjustments commonly made by management, investors, regulators, and analysts to evaluate the adequacy of earnings per common share and provides greater understanding of ongoing operations and enhances comparability of results with prior periods.

(6)	Earnings and per share data presented after-tax.